                                 CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") dated January 31, 1999, is between Richard L. Wellek, (the "Consultant) and Varlen Corporation ("Company").

                                     Background

On January 30, 1999, Consultant is voluntarily retiring from the Company as its Chief Executive Officer. Effective January 31, 1999, the Company desires to retain the Consultant to provide consulting services to the Company.

Therefore, Consultant and the Company agree as follows:

1.   SCOPE OF WORK.
     Consultant will perform the consulting services described in Schedule 1 for the Company and any of its affiliates (the "Services").

2.   COMPENSATION.
     The Company will pay Consultant a consulting fee in the amount and on the terms specified in Schedule 2. The Company shall reimburse Consultant for the reasonable expenses he may incur in connection with rendering Services under this Agreement. Such expenses shall be submitted to the Vice President, Finance and be consistent with the Company's expense reimbursement procedures and policies applied to officers of the Company.

3.   MANNER OF PERFORMANCE.
     Consultant represents that he has the requisite expertise, ability and legal right to render the Services and will perform the Services in a professional and efficient manner. Consultant will abide by all laws, rules and regulations that apply to the performance of the Services. Consultant will comply with the Company's policies and procedures with respect to the Services he performs.

4.   CONFIDENTIALITY.
     Consultant agrees that, following his retirement and during the term of this Agreement and thereafter, he will not communicate or disclose, directly or indirectly, personally or through agents, to any person, agency, firm, corporation, association or any other entity, or use in any manner not authorized in writing by the Company, any information of a secret, proprietary or confidential nature related to the business or operations of the Company or its affiliates. Information of a secret, proprietary or confidential nature referred to above shall include, but not be limited to, the Company's or its affiliates' method of training employees, assigning work, quality control, budgeting and purchasing, facility operation and management, and any financial information pertaining to the Company's businesses, including, but not limited to, strategic plans, present and past


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     customers, the prices and terms of existing agreements, the names of prospective customers or acquisition targets with whom the Company or its affiliates is negotiating or has negotiated and the method of calculating acquisitions.

     Consultant shall promptly notify the Company in the event Consultant is subpoenaed, asked to be interviewed or asked to testify in a hearing or legal proceeding involving or in any way related to the Company or its past or present affiliates.

5.   ATTORNEY/CLIENT PRIVILEGE.
     While employed by the Company, conversations may have taken place within the context of the attorney/client relationship. During the term of this Agreement, Consultant may have numerous conversations with the Company or its past or present affiliates, employees, directors, agents, representatives and attorneys relating to certain proposed and actual strategies, contracts, business transactions, advice, claims and lawsuits. The attorney/client privilege regarding all such advice and discussions belongs to the Company and may only be waived by the Company. Consultant understands that he is not authorized to describe or disclose the content of any advice or discussions of that nature without the permission of the Company.

6.   CONFLICTS OF INTEREST.
     On the date of signing this Agreement, Consultant represents that he has no relationship with any third party, including competitors of the Company or its affiliates, which would present a potential conflict of interest with the rendering of the Services, or which would prevent Consultant from carrying out terms of this Agreement or which would present a significant opportunity for the disclosure of confidential information. Consultant will advise the Company of any such relationships that arise during the term of this Agreement. The Company will then have the option to terminate this Agreement without further liability to Consultant, except to compensate him for Services actually rendered prior to such termination.

7.   RELATIONSHIPS WITH OTHERS.
     A. During the term of this Agreement, Consultant agrees not to compete whether as employer, employee, agent, proprietor, owner, partner, contractor, stockholder (other than as the holder of less than five percent (5%) of the stock of a corporation the securities of which are traded in the United States of America or in another country on a national securities exchange or in the over-the-counter or other comparable market), director or otherwise, with the Company or an entity controlled by the Company or in which the Company or an entity controlled by the Company is substantially engaged at any time on or after the date of this Agreement; provided that this covenant shall not require Consultant to divest himself of any interest or involvement in an enterprise held by Consultant or existing prior to such time as the Company or an entity controlled by the Company shall have begun, or begun active consideration of, engaging in the same or similar businesses as those conducted by such enterprise.


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     B.  During the term of this Agreement, Consultant agrees not to induce or attempt to persuade any employee of the Company or an entity controlled by the Company to terminate such person's employment relationship in order to enter into employment competitive with the Company or an entity controlled by the Company.

8.   INDEPENDENT CONTRACTOR.
     Effective January 31, 1999, Consultant is an independent contractor, not an employee of the Company. Nothing in this Agreement shall render Consultant an employee of the Company. Consultant assumes any and all liabilities regarding Section 1706 of the Tax Reform Act of 1986 and Section 414(n) of the Internal Revenue Code of 1986.

9.   OWNERSHIP OF DEVELOPMENTS.
     All written materials and other works which may be subject to copyright and all patentable and unpatentable inventions, discoveries, and ideas (including, but not limited to, any computer software) which are made, conceived or written by Consultant during the term of this Agreement, and for 90 days after it expires, and which are based upon the Services performed by Consultant for the Company or its affiliates ("Developments") shall become the Company's property. Consultant agrees to hold all Developments confidential in accordance with paragraph 4 of this Agreement.

10.  DISCLOSURE AND TRANSFER OF DEVELOPMENTS.
     Consultant will disclose promptly to the Company each Development and, upon the Company's request and at the Company's expense, Consultant will assist the Company, or anyone it designates, in filing patent or copyright applications in any country in the world. Each copyrightable work, to the extent permitted by law, will be considered a work made for hire and the authorship and copyright of the work shall be in the Company's name. Consultant will execute all papers and do all things which may be necessary or advisable, in the opinion of the Company, to process such applications and to vest in the Company or its designee, all the right, title and interest in and to the Developments. If for any reason Consultant is unable to effectuate a full assignment of any Development, Consultant will transfer to the Company, or its designee, its transferable rights, whether they be exclusive or nonexclusive, or as a joint inventor or partial owner of the Development.

11.  DISCLOSURES TO THE COMPANY.
     If during the term of this Agreement, Consultant discloses any copyrightable works, inventions, discoveries or ideas to the Company which were conceived or written prior to his employment relationship with the Company or this Agreement or which are not based upon the Services performed by Consultant for the Company under employment relationship or this Agreement, the Company will


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

     have no liability to Consultant because of the Company's use of such works, inventions, discoveries or ideas.

12.  TERM.
     The term of this Agreement shall be the period beginning January 31, 1999, and ending January 30, 2001.


13.  WAIVER AND RELEASE
     Except for any claim by Consultant made pursuant to the Indemnification Agreement described in paragraph 17 of this Agreement, and in consideration of the payments under this Agreement, Consultant releases and forever discharges the Company, its subsidiaries, directors, officers, employees, agents and successors and assigns from all claims, actions, suits, debts and demands in law or in equity which he may have had or may have now or in the future, or which Consultant's heirs, executors and administrators hereafter may have against the Company relating to all matters up to the date of this Agreement arising from and during Consultant's employment with the Company. Consultant agrees not to file charges or a lawsuit to assert such claims and further agrees that Consultant will not permit any such claims to be filed on his behalf. The foregoing includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, Title VII of the Civil rights Act of 1964, the Equal Pay Act, or any federal, state, or local laws prohibiting employment discrimination, the Delaware Wage Payment and Collection Act and claims for breach of contract.

     Consultant understands, acknowledges and agrees that:
          a. He has been given a full twenty-one (21) days within which to consider this Agreement before executing it.
          b. He was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement.
          c. Consultant has a full seven (7) days following his execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired.
          d. Consultant understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C.Section b 21, ET.SEQ.) that may arise after the date of the Agreement is executed are not waived.

14.  TERMINATION.

     Paragraphs 4, 5, 13 and 15 shall survive the termination of this Agreement. Even before the expiration of the term of this Agreement as set forth in paragraph 12, the Company may terminate this Agreement upon the occurrence of any of the following events:


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          a.   Material Breach;
          b.   The death of Consultant;
          c. Consultant's continued disability, if the nature or duration of such disability would prevent Consultant from performing the Services under this Agreement;
          d. Consultant's failure to perform as specifically required under this Agreement and such failure continues unwaived for a period of seven (7) days following the delivery by the Company to the Consultant of a written notice specifying such failure to perform.

     The term "Material Breach" means:

          (i) Consultant's willful failure to follow the lawful, good faith instructions of the Company's board of directors, president or designated Company officer or representative with respect to Services under this Agreement after receipt of written notice of such instructions (other than a failure to follow such instructions that result from (A) Consultant's temporary incapacity because of physical or mental disability or (B) force majeure or other similar causes beyond the reasonable control of Consultant that render his performance temporarily impossible); or
          (ii) Any violation of the provisions set forth in paragraphs 4, 5, 7, 9, 10 or 13.

     If the Consultant's engagement is terminated by the Company in accordance with this paragraph, Consultant shall not be entitled to any compensation under this Agreement after the date of such termination.

15.  PHOTOGRAPHS.
     Consultant shall permit the perpetual use and distribution of photographs or videotapes of Consultant taken during his employment or the term of this Agreement for any lawful purpose.

16.  NOTICES.
     All notices under this Agreement shall be in writing and shall be deemed delivered when the Company or Consultant is served personally or notice is sent by overnight mail which provides confirmation of delivery.

17.  INDEMNIFICATION.
     The Company agrees that the terms and conditions of the Indemnification Agreement dated June 17, 1996, between the Company and Consultant (copy attached and labeled Schedule 3) shall remain in effect and survive the termination of Consultant's employment with the Company, and such terms and conditions


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     also shall apply to any Services which Consultant provide to the Company under this Agreement.

18.  GENERAL.
     No assignment by Consultant of this Agreement or any sums due under it will be binding on the Company without the Company's prior written consent.
     This Agreement may not be changed or terminated orally by or on behalf of either party. In the event of the actual or threatened breach of any of the terms of paragraphs 4, 5, 7, 9 or 10, the Company will have the right to specific performance and injunctive relief. The rights granted by this paragraph are in addition to all other remedies and rights available at law or in equity. This Agreement shall be construed according to the laws of Illinois for contracts made within that state.

19.  NON-WAIVER.
     Any provision of this Agreement may be waived by the party for whose benefit it is made, but no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.



Richard L. Wellek                  Varlen Corporation


/s/ Richard L. Wellek              By: /s/ Raymond A. Jean
--------------------------             ---------------------
                                           Raymond A. Jean

                                   Title:  President and Chief Executive
                                           Officer

Address:   2587 Stowe Court        Address:   55 Shuman Blvd., Suite 500
           Northbrook, IL 60062               Naperville, IL 60563
Telephone: 847/480-1766            Telephone: 630/420-0400
Fax:       847/480-1795            Fax:       630/420-2964


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                                     SCHEDULE 1

                              Description of Services

Consultant, as and when requested by the Company, will cooperate and provide the Company with such Services as the Company or its authorized representatives may from time to time require.

The Consultant agrees that on and after the effective date he will cooperate with the Company in defense of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by Consultant for the Company or other areas of which the Consultant may have knowledge.

Consultant agrees to give his best effort and skill in the performance of the Services (including such of the Services as may be required for, or on behalf of, any subsidiaries, affiliates, divisions or other businesses of the Company that may previously have existed or may now or hereafter exist).

Consultant shall be available to render Services up to twenty percent (20%) of normal business hours of his time at the request of the Company according to its timetable, during such hours that can reasonably be arranged to be mutually convenient, at the Company's principal place of business, by telephone and at such other places as shall reasonably be requested by the Company for the Consultant to render Services under this Agreement. The Company agrees to provide Consultant with timely notice of its need for such Services as soon as it is aware of any schedule for matters which may require the Services of Consultant.


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

                                     SCHEDULE 2

                                  Fee Arrangements


In consideration for the Services provided under this Agreement, Consultant will receive a fee paid biweekly at a rate of $250,000 per year.




                                                                   -----------
                                                                     initials


                                                                   -----------
                                                                     initials


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

                                     SCHEDULE 3

                                     AGREEMENT

     This Agreement, made and entered into this 17th day of June, 1996 ("Agreement"), by and between Varlen Corporation, a Delaware corporation ("Company"), and Richard L. Wellek ("Indemnitee"):

     WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself, and

     WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons; and

     WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such Persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

     WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

     WHEREAS, the By-laws and the Delaware director indemnification statute each is nonexclusive, and therefore contemplates that contracts may be entered into with respect to indemnification of directors, officers and employees; and


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     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     Section 1. SERVICES by INDEMNITEE. Indemnitee agrees to serve as a director and/or officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under tins Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with the Company (or any of its subsidiaries), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Company's Certificate of Incorporation, By-laws, and the General Corporation Law of the State of Delaware. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director and/or officer of the Company.

     Section 2. INDEMNIFICATION - GENERAL. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) (subject to the provisions of this Agreement) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

     Section 3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or a participant in any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.


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     Section 4.  PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.  Indemnitee
shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or a participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; PROVIDED, HOWEVER, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

     Section 5. PARTIAL INDEMNIFICATION. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If Indemnitee is entitled under any provision of this agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

     Section 6.  INDEMNIFICATION FOR ADDITIONAL EXPENSES.

          (a) The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within seven (7) business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or by-law of the Company now or hereafter in effect; or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

          (b) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee


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is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 7. ADVANCEMENT OF EXPENSES. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within seven (7) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this
Section 7 shall be subject to the condition that, if when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; PROVIDED, HOWEVER, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     Section 8. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

          (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within seven (7) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not


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

privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom

          (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; PROVIDED, HOWEVER, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 8(a) hereof no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

          (d) The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

     Section 9.  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

          (a) In making a determination with respect to entitlement to indemnification or the advancement of expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of expenses under this Agreement if Indemnitee has submitted a request for indemnification or the advancement of expenses in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its board of directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

     (b)  If the person, persons or entity empowered or selected under
Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; PROVIDED, HOWEVER, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement.

          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be. in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

          (d) RELIANCE AS SAFE HARBOR. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Company or relevant enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant enterprise in the course of their duties, or on the advice of legal counsel for the Company or relevant enterprise or on information or records given or reports made to the Company or relevant enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant enterprise. The provisions of this
Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

          (e) ACTIONS OF OTHERS. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 10.  REMEDIES OF INDEMNITEE.

          (a)  In the event that (i) a determination is made pursuant to
Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); PROVIDED, HOWEVER, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

          (b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

          (d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

          (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     Section 11. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION

          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          (e) The Company's obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Section 12. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of (a) 10 years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company (or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company); or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

     Section 13. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     Section 14. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Except as provided in Section 6(a) of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee to enforce his rights under this Agreement), or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

     Section 15. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 16. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 17.  DEFINITIONS.  For purposes of this Agreement:

     (a) "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; PROVIDED, HOWEVER, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 17, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

          (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, fiduciary or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

          (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d)  "Effective Date" means June 17, 1996.

          (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.

          (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (g) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is, may be or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any inaction on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement; except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

     Section 18.    ENFORCEMENT.

          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Company.

          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

     Section 19. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 20. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

     Section 21. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (a)  If to Indemnitee to:

                    Richard L. Wellek
                    2587 Stowe Court
                    Northbrook, IL 60062

          (b)  If to the Company to:

                    Varlen Corporation
                    Attn: Vicki L. Casmere
                    55 Shuman Boulevard
                    P.O. Box 3089
                    Naperville, Illinois 60566-7089

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     Section 22. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     Section 23. GOVERNING LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10 (a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

     Section 24. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST:                            VARLEN CORPORATION



/s/ Carol Synal                     By: /s/ Raymond A. Jean
-------------------------               ---------------------------
Name:  Carol Synal                      Name:  Raymond A. Jean
                                        Title: Executive Vice President & Chief
                                               Operating Officer

                                     Richard L. Wellek


/s/ Vicki L. Casmere                 /s/ Richard L. Wellek
-------------------------            ------------------------------
Name:  Vicki L. Casmere